EXHIBIT 99.i


                 Opinion of Counsel Concerning Fund Securities



                SCHIFFMAN, BERGER, ABRAHAM, KAUFMAN & RITTER
                        A  PROFESSIONAL CORPORATION
                             ATTORNEYS AT LAW
                          THREE UNIVERSITY PLAZA
                      MAILING ADDRESS: P.O. BOX 568
                    HACKENSACK, NEW JERSEY 07602-0568
                              --------------
                               201-466-2600


GENE N. SCHIFFMAN                                   TELECOPIER (201) 466-5059
RICHARD G. BERGER                              WEB SITE: www.schiffmanberger.com
LORRAINE A. ABRAHAM                                         -------
BARRY KAUFMAN*                                        LOUIS A. SCHIFFMAN
ROBERT L. RITTER*                                         (1930-1981)
PAUL N. AMBROSE, JR.*         April 30, 2004              -------
MARIANNE QUINN                                         NEW YORK OFFICE:
BARBARA I. JERUD+                               18 WEST 18TH STREET - 11TH FLOOR
DAVID J. WALLMAN*                                     NEW YORK, N.Y. 10011
JENNIFER L. BRIGLIADORO                                 (212) 829-5355
JONATHAN S. GOODGOULD*
* N.J. & N.Y. BARS
+ OF COUNSEL

MH Elite Portfolio of Funds, Inc.
Attn:  Mr. Harvey Merson, Persident
220 Russell Avenue
Rahway, New Jersey 07065

     Re: MH Elite Portfolio of Funds, Inc. ("MH")

Gentlemen:

     I hereby consent to the incorporation by referenced into Post-Effective Amendment No. 9 to the Registration Statment on Form N-1A of MH Elite Portfolio of Funds, Inc. (the "Registration Statement") of our opinion as to the legality of the shares of the mutual funds offered by MH Elite Portfolio of Funds, Inc., which opinion was previously filed as an exhibit to Post-Effective Amendment No. 8 to the Registration Statement.

     I also consent to the reference in the Fund's Prospectus and/or Statement of Additional Information to the fact that this opinion concerning the legality of the issue on behalf of the Fund(s), as issuers, has been rendered by me.


                                     Very truly yours,

                                     SCHIFFMAN, BERGER, ABRAHAM,
                                     KAUFMAN & RITTER, P. C.

                                     /s/Paul N. Ambrose
PNA:ss                               PAUL N. AMBROSE